FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of March 28, 2012, between FPOC LLC, a California limited liability company (hereinafter called “Landlord”), and Berkeley Bionics, Inc. DBA Ekso Bionics, Inc., a
California Corporation (hereinafter called “Tenant” having a place of business, at 1414
) ,
Harbour Way South, Suite 1201, Richmond, CA 94804 (the “Premises”).

RECITALS:

A.	Landlord is the owner of the office building located at1414 Harbour Way South, Richmond, CA 94804 (the “Building”).

B.	Tenant is a tenant of the Building pursuant to a Lease Agreement with Landlord dated November 29, 2011 (the “Lease”).

C.	Landlord and Tenant desire to modify the Lease in certain respects to provide for, among other things, the revision of the Over-Allowance Amount as described in Exhibit C, Section 2.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Capitalized Terms; Incorporation of Recitals. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Lease. The recitals set forth above are incorporated by reference in this Amendment with the same force and effect as if repeated at length.

2.    Revision of Section 2 Over-Allowance Amount. Section 2 of Exhibit C is hereby modified to provide that the sum of $200,000, representing the original
$80,055 amortized portion of the Tenant Improvement cost and an Over-Allowance Amount (as such term is defined in Section 2 of Exhibit Cl of $119,945 shall be amortized at the rate of seven percent (7%) per annum and repaid over the Lease Term in equal monthly installments of $3,960.24 along with Tenant's monthly payments of Minimum Rent, commencing on June 1, 2012 and continuing through and including May 31,2017.

3.    Tenant's Failure to Pay Additional Amounts. Tenant acknowledges and agrees that the definition of "Rent" as set forth in the Lease shall now include, in addition to all other sums due and payable by Tenant under the terms of the Lease, Tenant's obligation to repay the Over-Allowance Amount. In addition to Tenant's other monetary obligations under the Lease, Tenant's failure to make any required monthly installment payment required pursuant to Paragraph 2 above shall constitute a monetary default under clause (b) of Section 14.l of the Lease and Landlord shall have all of the same rights and remedies applicable to the nonpayment of Minimum Rent.

4.    Continued Enforceability. The parties acknowledge and agree that the Lease remains in full force and effect, unchanged except as expressly provided for in this Amendment. This Amendment and the Lease shall be read together as one document. In the event of any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall govern.

5.    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of California.

6.    Further Modifications. This Amendment may only be modified pursuant to a written agreement signed by all of the parties hereto.

7.    Entire Agreement. This Amendment and the documents described herein contain the entire agreement between the parties hereto with respect to the matters described herein and supersede all prior agreements, oral or written, between the parties hereto with respect to such matters.

8.    Counterparts. This Amendment may be executed in several counterparts and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all of the parties are not signatories to the same counterpart.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

LANDLORD:
FPOC, LLC.
a California limited Liability Company

By: ____________________________
J.R. Orton, III
Manager

TENANT:
BERKELEY BIONICS, INC.
a California Corporation, dba EKSO BIONICS, INC.

By: _________________________
Print Name: Max Scheder-Bieschin
Title: __CFO__________________